Filing Pursuant to Rule 424(b)(3)
Registration Statement No. 333-54394

PROSPECTUS SUPPLEMENT NO. 16 DATED FEBRUARY 25, 2003
TO PROSPECTUS DATED FEBRUARY 6, 2001,
AS SUPPLEMENTED BY PROSPECTUS SUPPLEMENT NOS. 1 THROUGH 15

CHARTER COMMUNICATIONS, INC.

$750,000,000 of 5.75% Convertible Senior Notes due 2005 and 34,786,650
Shares of Class A Common Stock Issuable Upon Conversion of the
5.75% Convertible Senior Notes due 2005
and
31,664,667 Issued or Issuable Shares of Class A Common Stock

This prospectus supplement relates to (1) $750,000,000 aggregate principal amount of 5.75% Convertible Senior Notes due 2005 of Charter Communications, Inc., and 34,786,650 shares of Class A common stock of Charter Communications, Inc., which are initially issuable upon conversion of the notes, plus an indeterminate number of shares as may become issuable upon conversion as a result of adjustments to the conversion rate; and (2) 31,664,667 shares of Class A common stock of Charter Communications, Inc. issued or issuable to certain entities in connection with Charter Communications, Inc.'s purchase of certain cable systems in 2000 plus an indeterminate number of shares as may become issuable upon certain events. This prospectus supplement should be read in conjunction with the prospectus dated February 6, 2001, Prospectus Supplement No. 1 dated February 16, 2001, Prospectus Supplement No. 2 dated February 20, 2001, Prospectus Supplement No. 3 dated March 15, 2001, Prospectus Supplement No. 4 dated April 3, 2001, Prospectus Supplement No. 5 dated April 30, 2001, Prospectus Supplement No. 6 dated May 3, 2001, Prospectus Supplement No. 7 dated May 18, 2001, Prospectus Supplement No. 8 dated June 5, 2001, Prospectus Supplement No. 9 dated July 6, 2001, Prospectus Supplement No. 10 dated July 16, 2001, Prospectus Supplement No. 11 dated October 1, 2001, Prospectus Supplement No. 12 dated October 4, 2001, Prospectus Supplement No. 13 dated November 27, 2001, Prospectus Supplement No. 14 dated June 14, 2002 and Prospectus Supplement No. 15 dated September 18, 2002, which are to be delivered with this prospectus supplement.

The information appearing in the table below, as of the date hereof, supersedes the information in the table appearing under the heading "Selling Securityholders" in Prospectus Supplement No. 15:

                                                                                                   SHARES OF CLASS A
                                                                 CONVERTIBLE SENIOR NOTES            COMMON STOCK
                                                              -------------------------------  --------------------------
                                                                                 PRINCIPAL        SHARES
                                                                 AMOUNT OF       AMOUNT OF        OWNED
                                                                NOTES OWNED      NOTES THAT       BEFORE     SHARES THAT
                                                              BEFORE OFFERING   MAY BE SOLD      OFFERING    MAY BE SOLD
                                                              ---------------  --------------  ------------  ------------
AAM/Zazove Institutional Income Funds, LP (GS).............. $     1,300,000  $    1,300,000             0        60,297
AFTRA Health Fund...........................................       1,000,000       1,000,000             0        46,382
AIG/National Union Fire Insurance Ltd.......................         800,000         800,000             0        37,106
AIG Soundshore Opportunity Holding Fund, Ltd................       3,500,000       3,500,000             0       162,338
AIG Soundshore Strategic Holding Fund, Ltd..................       4,000,000       4,000,000             0       185,529
AIM Strategic Income Fund...................................       1,500,000       1,500,000             0        69,573
Alexandra Global Investment Fund I Ltd......................       3,000,000       3,000,000             0       139,147
Aloha Airlines Non-Pilots Pension Trust.....................         245,000         245,000             0        11,364
Aloha Pilots Retirement Trust...............................         140,000         140,000             0         6,494
Alpha US Sub Fund VIII, LLC.................................       1,250,000       1,250,000             0        57,978
Alpine Associates...........................................       5,600,000       5,600,000             0       259,740
Alpine Partners, L.P........................................         900,000         900,000             0        41,744
Argent Classic Convertible Arbitrage Fund Ltd...............       4,000,000       4,000,000             0       185,529
Argent Classic Convertible Arbitrage Fund (Bermuda) L.P.....      11,000,000      11,000,000             0       510,204
Argent Convertible Arbitrage Fund L.P.......................      10,000,000      10,000,000             0       463,822
Aristeia International, Limited.............................       5,160,000       5,160,000             0       239,332
Aristeia Trading, L.P.......................................       3,340,000       3,340,000             0       154,917
Arkansas PERS...............................................         800,000         800,000             0        37,106
Arkansas Teachers Retirement................................       6,376,000       6,376,000             0       295,733
Associated Electric & Gas Insurance Services Limited........         800,000         800,000             0        37,106
Bank Austria Cayman Islands, Ltd............................       9,125,000       9,125,000             0       423,237
Baptist Health of South Florida.............................         407,000         407,000             0        18,878
BBT Fund, L.P...............................................      16,000,000      16,000,000             0       742,115
Bear, Stearns & Co. Inc. (1)................................       5,000,000       5,000,000             0       231,911
Black Diamond Offshore, Ltd.................................         281,000         281,000             0        13,033
BNP Paribas Equity Strategies...............................      13,845,000      13,845,000             0       642,161
BNP Cooper Neff Convertible Strategies Fund, L.P............       1,155,000       1,155,000             0        53,571
Boilermakers Blacksmith Pension Trust.......................       1,075,000       1,075,000             0        49,861
Boston Museum of Fine Arts..................................         170,000         170,000             0         7,885
Boulder II Limited..........................................       6,762,000       6,762,000             0       313,636
BP Amoco PLC Master Trust...................................       2,162,000       2,162,000             0       100,278
BT Equity Opportunities.....................................       4,000,000       4,000,000             0       185,529
BT Equity Strategies........................................       1,500,000       1,500,000             0        69,573
C&H Sugar Company, Inc......................................         385,000         385,000             0        17,857
Canyon Capital Arbitrage Master Fund, Ltd...................       5,400,000       5,400,000             0       250,464
Canyon Value Realization (Cayman), Ltd......................      22,925,000      22,925,000             0     1,063,312
Capital Guardian Global Convertible Fund #011...............         290,000         290,000             0        13,451
CIBC World Markets (1)......................................         800,000         800,000             0        37,106
CIBC World Markets (International) Arbitrage Corp...........       4,000,000       4,000,000             0       185,529
Citi JL, Ltd................................................         117,000         117,000             0         5,427
Clinton Riverside Convertible Portfolio Limited.............       7,000,000       7,000,000             0       324,675
Common Fund Event Driven Company 6..........................         107,000         107,000             0         4,963
Conseco Annuity Assurance - Multi Bucket Annuity
  Convertible Bond Fund.....................................       1,000,000       1,000,000             0        46,382
Conseco Fund Group - Convertible Securities Fund............       1,000,000       1,000,000             0        46,382
DeAM Convertible Arbitrage Fund, Ltd........................       2,200,000       2,200,000             0       102,041
Deephaven Domestic Convertible Trading Ltd..................      16,250,000      16,250,000             0       753,711
Delaware PERS...............................................       1,550,000       1,550,000             0        71,892
Delta Pilots D&S Trust......................................         440,000         440,000             0        20,408
D.E. Shaw Valence, L.P......................................       1,600,000       1,600,000             0        74,212
D.E. Shaw Investments, L.P..................................         400,000         400,000             0        18,553
Deutsche Bank Securities Inc................................      24,300,000      24,300,000             0     1,127,087
Double Black Diamond Offshore, LDC..........................       1,168,000       1,168,000             0        54,174
Duckbill & Co...............................................       2,500,000       2,500,000             0       115,955
Engineers Joint Pension Fund................................         700,000         700,000             0        32,468
Enterprise Convertible Security Fund........................         101,000         101,000             0         4,685
Evergreen Equity Income Fund................................       7,000,000       7,000,000             0       324,675
F.R. Convr Sec Fn...........................................          85,000          85,000             0         3,942
Family Service Life Insurance Company.......................         300,000         300,000             0        13,915
Federated American Leaders Fund Inc.........................      18,500,000      18,500,000             0       858,071
Federated Equity Funds, on behalf of its Federated
  Capital Appreciation Fund.................................       7,600,000       7,600,000             0       352,505
Federated Equity Income Fund, Inc...........................      42,000,000      42,000,000             0     1,948,052
Federated Insurance Series, on behalf of its Federated
  American Leaders Fund II..................................       2,400,000       2,400,000             0       111,317
Federated Insurance Series, on behalf of its Federated
  Equity Income Fund II.....................................       1,600,000       1,600,000             0        74,212
Fidelity Financial Trust Fidelity Convertible
  Securities Fund...........................................      13,250,000      13,250,000             0       614,564
Forms Series Fund, Inc on behalf of its American
Leaders Series..............................................          50,000          50,000             0         2,319
Gaia Offshore Master Fund Ltd...............................       7,000,000       7,000,000             0       324,675
Gary Anderson Marital Living Trust..........................         200,000         200,000             0         9,276
General Motors Employees Global Group Pension Trust.........       3,500,000       3,500,000             0       162,338
General Motors Welfare Benefit Trust (LT - VEBA)............       2,500,000       2,500,000             0       115,955
Goldman, Sachs & Co. (1)....................................      63,437,000      63,437,000             0     2,942,347
Grace Brothers, Ltd.........................................       2,500,000       2,500,000             0       115,955
Greyhound Lines Inc.........................................          50,000          50,000             0         2,319
Guardian Life Insurance Company of America..................      10,200,000      10,200,000             0       473,098
Guardian Pension Trust......................................         400,000         400,000             0        18,553
Hawaiian Airline Pilots Retirement Plan.....................         220,000         220,000             0        10,204
Hawaiian Airlines Employees Pension Plan - IAM..............         115,000         115,000             0         5,334
Hawaiian Airlines Pension Plan for Salaried Employees.......          25,000          25,000             0         1,160
HBK Master Fund L.P.........................................      46,000,000      46,000,000             0     2,133,581
HFR Master Fund, Ltd........................................         200,000         200,000             0         9,276
HFR TQA Master Trust........................................         100,000         100,000             0         4,638
Highbridge International LLC................................      25,900,000      25,900,000             0     1,201,299
Hotel Union and Hotel Industry of Hawaii....................         490,000         490,000             0        22,727
ICI American Holdings Trust.................................         825,000         825,000             0        38,265
Island Holdings.............................................          50,000          50,000             0         2,319
ITG Inc.....................................................         204,000         204,000             0         9,462
Jefferies & Company Inc.....................................          10,000          10,000             0           464
JMG Capital Partners, LP....................................      10,500,000      10,500,000             0       487,013
Julius Baer Securities, Inc.................................         450,000         450,000             0        20,872
KBC Financial Products USA..................................       2,000,000       2,000,000             0        92,764
Lancer Securities Cayman Ltd................................         800,000         800,000             0        37,106
LDG Limited.................................................         250,000         250,000             0        11,596
Leonardo, L.P...............................................      11,950,000      11,950,000             0       554,267
Levco Alternative Fund, Ltd.................................       3,173,000       3,173,000             0       147,171
Lexington Vantage Fund, LTD ................................          50,000          50,000             0         2,319
Lipper Convertibles, L.P....................................      12,000,000      12,000,000             0       556,586
Lumberman's Mutual Casualty.................................         722,000         722,000             0        33,488
Lydian Overseas Partners Master Fund........................      35,000,000      35,000,000             0     1,623,377
Lyxor Master Fund...........................................          17,000          17,000             0           788
Mainstay Convertible Fund...................................       7,500,000       7,500,000             0       347,866
Mainstay VP Convertible Portfolio...........................       1,000,000       1,000,000             0        46,382
McMahan Securities Co. L.P..................................         174,000         174,000             0         8,071
Merrill Lynch, Pierce Fenner & Smith, Inc. (1)..............         450,000         450,000             0        20,872
Morgan Stanley & Co. (1)....................................         350,000         350,000             0        16,234
Morgan Stanley Dean Witter Convertible Securities Trust (1).       3,000,000       3,000,000             0       139,147
Museum of Fine Arts, Boston.................................          46,000          46,000             0         2,134
Nalco Chemical Company......................................         260,000         260,000             0        12,059
Nationwide Separate Account Trust, on behalf of its
  Nationwide Equity Income Fund.............................         800,000         800,000             0        37,106
Navigator Offshore Fund Ltd.................................       2,483,000       2,483,000             0       115,167
Navigator Partners LP.......................................         690,000         690,000             0        32,004
Navigator Special Partners L.P..............................         213,000         213,000             0         9,879
Nicholas Applegate Convertible Fund.........................       2,291,000       2,291,000             0       106,262
Nomura International PLC London.............................       9,000,000       9,000,000             0       417,440
Northern Income Equity Fund.................................       1,000,000       1,000,000             0        46,382
Ohio National Fund, Inc., on behalf of its
  Blue Chip Portfolio.......................................          50,000          50,000             0         2,319
Ohio National Fund, Inc., on behalf of its
  Equity Income Portfolio...................................         130,000         130,000             0         6,030
Onex Industrial Partners Limited............................       3,350,000       3,350,000             0       155,380
Oppenheimer Convertible Securities Fund.....................       6,000,000       6,000,000             0       278,293
OZ Master Fund, Ltd.........................................       6,000,000       6,000,000             0       278,293
Pacific Life Insurance Company..............................       1,000,000       1,000,000             0        46,382
Palladin Securities LLC.....................................         500,000         500,000             0        23,191
Park Avenue Life Insurance Company..........................         100,000         100,000             0         4,638
Parker-Hannifin Corporation.................................          79,000          79,000             0         3,664
Pebble Capital, Inc.........................................       1,350,000       1,350,000             0        62,616
Pell Rudman Trust Company...................................       1,550,000       1,550,000             0        71,892
Peoples Benefit Life Insurance Company TEAMSTERS
  separate account..........................................       3,750,000       3,750,000             0       173,933
PGEP III LLC................................................         500,000         500,000             0        23,191
PHEP IV, Inc................................................         116,000         116,000             0         5,380
Physicians Life.............................................         549,000         549,000             0        25,464
PRIM Board..................................................       3,115,000       3,115,000             0       144,481
Primerica Life Insurance Company............................       1,503,000       1,503,000             0        69,712
Principal Investors Fund, Inc on behalf of its Partners
  Large Cap Blend Fund......................................          40,000          40,000             0         1,855
Purchase Associates, L.P....................................       1,103,000       1,103,000             0        51,160
Putnam Asset Allocation Funds - Balanced Portfolio..........         447,000         447,000             0        20,733
Putnam Asset Allocation Funds - Conservative Portfolio......         508,000         508,000             0        23,562
Putnam Convertible Income - Growth Trust....................       4,500,000       4,500,000             0       208,720
Putnam Convertible Opportunities and Income Trust...........         114,000         114,000             0         5,288
Quattro Fund Ltd............................................       3,000,000       3,000,000             0       139,147
Queens Health Plan..........................................          85,000          85,000             0         3,942
R(2) Investments, LDC.......................................      42,000,000      42,000,000             0     1,948,052
Ramius Capital Group........................................       1,500,000       1,500,000             0        69,573
RCG Latitude Master Fund....................................         750,000         750,000             0        34,787
RCG Multi Strategy LP.......................................         300,000         300,000             0        13,915
Retail Clerks Pension Trust.................................       3,000,000       3,000,000             0       139,147
Retail Clerks Pension Trust #2..............................       2,000,000       2,000,000             0        92,764
Sage Capital................................................       3,850,000       3,850,000             0       178,571
Salomon Smith Barney Inc (1)................................       1,030,000       1,030,000             0        47,774
San Diego City Retirement...................................       1,371,000       1,371,000             0        63,590
San Diego County Convertible................................       2,960,000       2,960,000             0       137,291
San Diego County Employees Retirement Association...........       1,900,000       1,900,000             0        88,126
Screen Actors Guild Pension Convertible.....................         745,000         745,000             0        34,555
Silvercreek Limited Partnership.............................       3,038,000       3,038,000             0       140,909
St. Albans Partners Ltd.....................................       5,000,000       5,000,000             0       231,911
Starvest Combined Portfolio.................................       1,000,000       1,000,000             0        46,382
State of Oregon - Equity....................................       5,025,000       5,025,000             0       233,071
State of Oregon/SAIF Corporation............................       9,785,000       9,785,000             0       453,850
SunAmerica Series Trust, on behalf of its Federated
  Value Portfolio...........................................       1,000,000       1,000,000             0        46,382
TCI Bresnan LLC.............................................               0              N/A            0     9,098,006 (2)
TCID of Michigan, Inc.......................................               0              N/A            0    15,117,743 (2)
TCW Group, Inc..............................................      12,075,000      12,075,000             0       560,065
The Class IC Company, Ltd...................................       3,000,000       3,000,000             0       139,147
The Estate of James Campbell................................         356,000         356,000             0        16,512
The James Campbell Corporation..............................         306,000         306,000             0        14,193
The Travelers Indemnity Company.............................       4,956,000       4,956,000             0       229,870
The Travelers Insurance Company - Life......................       2,548,000       2,548,000             0       118,182
The Travelers Insurance Company Separate Account TLAC.......         289,000         289,000             0        13,404
The Travelers Life and Annuity Company......................         304,000         304,000             0        14,100
TQA Master Plus Fund, Ltd...................................       1,000,000       1,000,000             0        46,382
TQA Masterfund, Ltd.........................................       3,650,000       3,650,000             0       169,295
Travelers Series Trust Convertible Bond Portfolio...........         400,000         400,000             0        18,553
Tribeca Investments LLC.....................................      27,500,000      27,500,000             0     1,275,510
UBS AG London Branch........................................      14,000,000      14,000,000             0       649,351
UBS O'Connor LLC (f/b/o UBS Global Equity
  Arbitrage Master, Ltd.)...................................      10,000,000      10,000,000             0       463,822
UBS Warburg LLC.............................................       3,500,000       3,500,000             0       162,338
University of Rochester.....................................          43,000          43,000             0         1,994
Value Line Convertible Fund, Inc............................         500,000         500,000             0        23,191
Value Realization Fund, LP..................................      11,675,000      11,675,000             0       541,512
Van Kampen Harbor Fund......................................       3,000,000       3,000,000             0       139,147
Viacom Inc. Pension Plan Master Trust ......................          68,000          68,000             0         3,154
Wake Forest University......................................       1,296,000       1,296,000             0        60,111
Wasserstein Perella Securities Inc..........................       1,000,000       1,000,000             0        46,382
White River Securities L.L.C................................       5,000,000       5,000,000             0       231,911
Worldwide Transactions, Ltd.................................          51,000          51,000             0         2,365
Writers Guild Convertible...................................         435,000         435,000             0        20,176
Wyoming State Treasurer.....................................       1,496,000       1,496,000             0        69,388
Yield Strategies Fund LLP...................................       1,000,000       1,000,000             0        46,382
Zazove Hedged Convertible Fund, LP..........................       1,070,000       1,070,000             0        49,629
Zazove Income Fund LP.......................................       1,410,000       1,410,000             0        65,399
ZCM/HFR Index Management, L.L.C. (f/k/a Zurich HFR Master
  Hedge Fund Index Ltd.)....................................         100,000         100,000             0         4,638
Zeneca AG Products, Inc.....................................         150,000         150,000             0         6,957
Zeneca Holdings Trust.......................................         375,000         375,000             0        17,393
Zeneca HFR Master Hedge Fund Index LTD......................       3,200,000       3,200,000             0       148,423
Zurich Institutional Benchmarks Master Fund Ltd.............         770,000         770,000             0        35,714

  These entities and/or their affililiates have provided, and may from time to time provide, investment banking services to Charter Commuications, Inc. and its subsidiaries, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.

  Represents the number of shares of Class A common stock for which the selling securityholders may exchange their Class A Preferred Units in CC VIII, LLC and an indeterminate number of shares issuable upon such exchange, as such number may be adjusted under certain circumstances.

SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS TO READ ABOUT IMPORTANT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE CONVERTIBLE SENIOR NTOES OR SHARES OF OUR CLASS A COMMON STOCK.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 25, 2003.